Exhibit 10.26.1

This AMENDMENT No. 1 dated as of January 1, 2008 (this “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership dated as of May 31, 2007 (the “Existing Agreement”), of BREA VI L.L.C., a Delaware limited liability company (the “Company”).

WHEREAS, Blackstone Holdings III L.P. is the managing member (the “Managing Member”) of the Company; and

WHEREAS, the Managing Member wishes to amend and supplement the Existing Agreement as set forth herein, and defined terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Existing Agreement;

NOW, THEREFORE, the parties agree as follows:

1. Amendment to Section 1.1 of Existing Agreement. (a) Section 1.1 of the Existing Agreement is hereby amended by adding the following new definitions:

“Capital Commitment BREA VI Partner Interest” means the Company’s interest in BREA VI with respect to the Capital Commitment BREP VI Interest.

“GP-Related BREA VI Partner Interest” means the Company’s interest in BREA VI with respect to the GP-Related BREP VI Interest and the GP-Related BFREP VI Partner Interest.

(b) Section 1.1 of the Existing Agreement is hereby amended by amending the existing definitions of the terms set forth below so that the definitions of such terms read, in their entirety, as follows:

“Capital Commitment BREP VI Commitment” means BREA VI’s Capital Commitment (as defined in the BREP VI Partnership Agreement) to BREP VI that relates solely to the Capital Commitment BREP VI Interest.

“Capital Commitment BREP VI Interest” means the Interest (as defined in the BREP VI Partnership Agreement) initially held by BRE Holdings VI as a capital partner in BREP VI and transferred and assigned by BRE Holdings VI to BREA VI.

“Capital Commitment BREP VI Investment” means the Company’s indirect interest in BREA VI’s indirect interest in a specific investment of BREP VI pursuant to the BREP VI Partnership Agreement in BREA VI’s capacity as a capital partner of BREP VI with respect to the Capital Commitment BREP VI Interest.

“Capital Commitment Member Interest” means a Member’s interest in the Company with respect to the Company’s Capital Commitment BREA VI Partner Interest.

“GP-Related BREA VI LP Interest” means the Company’s interest as a limited partner in BREA VI.

“GP-Related BREP VI Investment” means the Company’s indirect interest in BREA VI’s indirect interest in an Investment (for purposes of this definition, as defined in the BREP VI Partnership Agreement) in BREA VI’s capacity as the general partner of BREP VI, but does not include any direct or indirect investment by the Company on a side-by-side basis in any investment, the Company’s indirect interest in any direct or indirect investment by BFREP VI on a side-by-side basis in any investment or any Capital Commitment Investment.

“GP-Related Capital Contributions” means capital contributions to the Company as are necessary to fund the amounts required to satisfy the Company’s obligations to make capital contributions to BREA VI in respect of the GP-Related BREA VI LP Interest, as determined by the Managing Member from time to time.

“GP-Related Investment” means any investment (direct or indirect) of the Company in respect of the Company’s GP-Related BREA VI Partner Interest (including, without limitation, any GP-Related BREP VI Investment).

“GP-Related Member Interest” of a Member means all interests of such Member in the Company (other than such Member’s Capital Commitment Member Interest), including, without limitation, such Member’s interest in the Company with respect to the Company’s GP-Related BREA VI Partner Interest and BREA VI’s GP-Related BFREP VI Partner Interest and with respect to all GP-Related Investments.

2. Amendment to Section 2.4 of Existing Agreement. Clause (ii) of Section 2.4(a) of the Existing Agreement is hereby amended by adding, at the end thereof, the following:

“and to serve as a general partner of BREA VI and perform the functions of a general partner specified in the BREA VI Partnership Agreement”

3. Amendment to Section 3.6 of Existing Agreement. Section 3.6(a) of the Existing Agreement is hereby amended by deleting the last sentence thereof in its entirety.

4. Ratification; Conflicts; Governing Law; Execution in Counterparts; Headings. As amended and supplemented hereby, the Existing Agreement is hereby ratified and confirmed. In the event of any conflict between the provisions of this Amendment and the provisions of the Existing Agreement, the provisions of this Amendment shall control. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles. This Amendment may be executed in any number of counterparts, all of which together shall constitute a single instrument. The headings in this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

MANAGING MEMBER:
BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III GP L.P., its General Partner

By:	Blackstone Holdings III GP Management L.L.C., its General Partner

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Chairman and Chief Executive Officer

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